EXHIBIT  10.10

PLEDGE AGREEMENT AND ASSIGNMENT

PLEDGE AGREEMENT (as amended, restated, supplemented or modified, from time to time, the “Agreement”) dated as of August 7, 2007 by and between and among each of the persons and entities identified on the signature page hereto under the heading “Pledgors” (each and collectively, “Pledgor” or the “Pledgors”) and MANUFACTURERS AND TRADERS TRUST COMPANY, having an office at One M&T Plaza, Buffalo, New York 14240  Attention: Office of General Counsel (the “Pledgee”).

RECITALS

A.           Pursuant to a Revolving Line of Credit Note and Credit Agreement in the amount of $6,000,000.00 issued by Emerging Vision, Inc., a New York State corporation (the “Borrower”) in favor of Pledgee (as hereinafter amended, restated, supplemented, extended or otherwise modified, collectively, the “Note”), dated as of the date hereof, the Borrower will receive loans and other financial accommodations from the Pledgee and will incur Obligations (as defined in the Note and Guaranty).

B.           Pursuant to a Continuing Guaranty of all Obligations of the Borrower to Pledgee executed and delivered by Pledgor, a subsidiary of Borrower, dated as of the date hereof, issued by the Pledgor in favor of the Pledgee (as hereinafter amended, restated, supplemented, extended or otherwise modified, the “Guaranty”), Pledgor has guaranteed the payment by the Borrower of all its Obligations (the obligations of such Pledgor under such Guaranty are hereinafter referred to, collectively, as the “Guaranty Obligations”).

C.           Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock of 1725758 Ontario Inc., d/b/a The Optical Group, a corporation governed under the laws of the Province of Ontario (the “Pledged Company”) as indicated on Schedule A attached hereto.

D.           In order to induce the Pledgee to extend credit to the Borrower on and after the date hereof pursuant to the Note, Pledgor wishes to grant to the Pledgee security and assurance in order to secure the payment and performance of all its/his, as the case may be, Guaranty Obligations, and to that effect to pledge and assign to the Pledgee, all of the issued and outstanding capital stock of the Pledged Company (the “Pledged Shares” or the “Pledged Interests”) that is owned by such Pledgor, including, without limitation, the Pledged Interests listed opposite the name of such Pledgor as more particularly described on Schedule A and, with respect to the Pledged Shares, as represented by the stock certificates referenced thereon.

Accordingly, the parties hereto agree as follows:

1.           Security Interest.  As security for the Guaranty Obligations, including any and all renewals or extensions thereof, (each, if more than one) Pledgor hereby delivers, pledges and assigns to the Pledgee and creates in the Pledgee a first security interest in all of such Pledgor’s right, title and interest in and to all of the Pledged Interests, together with all rights and privileges of such Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Interests in addition thereto, in exchange thereof or in substitution therefor (collectively, the “Collateral”).  Each, if more than one, Pledgor has delivered to the Pledgee, with respect to the Pledged Shares existing on the date hereof, certificates evidencing such Pledged Shares, together with undated stock power(s) duly executed in blank by such Pledgor.

2.           Dividends, Options, or Other Adjustments.  The Pledgee shall receive, as Collateral, any and all additional shares of stock or other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under Section 7(a) hereof.  If any additional shares of capital stock, instruments, or other property against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of a Pledgor, such Pledgor shall, hold or control in trust and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

3.           Delivery of Share Certificates; Stock Powers; Documents.  Pledgor agrees to deliver all share certificates, undated stock powers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Pledgee may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted hereby to the Pledgee and further agrees to do and cause to be done, upon the Pledgee’s request, all things reasonably determined by the Pledgee to be necessary to perfect and keep in full force the lien in the Collateral hereunder granted hereby in favor of the Pledgee, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted hereby in favor of the Pledgee.  Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the lien against the Collateral hereunder granted hereby to the Pledgee hereunder.  Pledgor further agrees to promptly deliver to the Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to the Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with an undated stock power duly executed by such Pledgor in blank.  If at any time the Pledgee notifies any Pledgor that additional stock powers endorsed in blank with respect to the Collateral are required, such Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

4.           Power of Attorney.  The Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor’s true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing to affix to certificates and documents representing the Collateral the stock power delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee’s nominee and thereafter to exercise as to such Collateral all the rights, powers and remedies of an owner.  The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee ’s interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power.  Subject to Section 11 hereof, this power of attorney shall be irrevocable as one coupled with an interest.

5.           Inducing Representations of the Pledgor(s).  Each, if more than one, Pledgor makes the following representations and warranties to the Pledgee; each and all of which shall survive the execution and delivery of this Agreement:

                      (a)           The information concerning the Pledged Company and such Pledgor’s beneficial ownership of the Pledged Interests thereof that is contained in Schedule A is correct in all respects.

(b)           Such Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Interests pledged by such Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein.

                      (c)           There are no outstanding options, warrants or other agreements to which the Pledged Company or such Pledgor is a party with respect to the Pledged Interests pledged by such Pledgor.

                      (d)           The Pledged Shares pledged by such Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders of the Pledged Interests are not and will not be subject to any personal liability as such holder under any applicable law; and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control.

           (e)           Any consent, approval or authorization of or designation or filing with any authority on the part of such Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected.

                      (f)           The execution and delivery of this Agreement by such Pledgor, and the performance by such Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which such Pledgor is subject.

                      (g)           Such Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto.

6.           Obligations of the Pledgor.  Each Pledgor hereby covenants and agrees with the Pledgee as follows:

                      (a)           Such Pledgor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement) during the term of the pledge established hereby.

                      (b)           Such Pledgor will, at its own expense, at any time and from time to time at the Pledgee’s request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee’s rights, interests and remedies created by, provided in, or emanating from, this Agreement.

7.           Rights of the Pledgor(s).  So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

           (a)           Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on its respective Collateral, in each case, solely to the extent permitted pursuant to the Note.

                      (b)           Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to its respective Collateral in any manner not inconsistent with this Agreement, the Note or any other Loan Document.   Pledgor hereby grants to the Pledgee an irrevocable proxy,  which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof, to vote the Collateral.  Upon request of the Pledgee, Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may request.

8.           Rights of the Pledgee.  At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

                      (a)           Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner.

           (b)           Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Guaranty Obligations in such manner and order as the Pledgee may decide in its sole discretion.

           (c)           Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

           (d)           Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys’ fees and disbursements) in connection therewith shall, at the Pledgee’s option, be (i) reimbursed by the Pledgor(s) on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Base Rate or (ii) added to the Guaranty Obligations secured hereby; provided that recourse of the Bank with respect to reimbursement by Pledgor(s) of such fees, costs and expenses shall be limited as provided in Section 11 of the Guaranty.

9.           Event of Default; Remedies.  Upon the occurrence and continuance of an Event of Default:

           (a)           In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon any Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker’s board or at any of the Pledgee’s offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held.  The Pledgee agrees that if notice of sale shall be required by law such notification shall be deemed reasonable and properly given if mailed to the Pledgor(s), postage prepaid, at least five (5) days before any such disposition, to the address indicated in Section 13(d) below.  Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in any Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor(s).

           (b)           All of the Pledgee’s rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

           (c)           The Pledgee may elect to obtain (at the Pledgor’s expense) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition.  The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable.  The sale of any of the Collateral on credit terms shall not relieve any Pledgor of its liability under any Loan Document until its Guaranty Obligations have been paid in full.  All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Guaranty Obligations in the manner provided in Section 10 hereof, as and when such payments are received; provided that recourse of the Bank with respect to such payment by any Pledgor shall be limited as provided in Section 11 of the Guaranty.

           (d)           Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof.  Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended.   Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

           (e)           If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

           (f)           Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of.  Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of Pledgor of whatever kind, including any equity or right of redemption of any Pledgor.  Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

           (g)           The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.  The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon five (5) days’ prior notice to the applicable Pledgor, hold such sale at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

10.           Disposition of Proceeds.

           (a)           The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

(i)           to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee’s agents and attorneys;

(ii)           to the payment of the Guaranty Obligations; and

(iii)           to the payment to the Pledgor(s) of any surplus then remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

           (b)           In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Guaranty Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor(s) shall remain liable for any deficiency.

11.           Termination.  This Agreement shall continue in full force and effect until all of the Guaranty Obligations shall have been indefeasibly paid in full and satisfied, and the Note shall have been terminated.  Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral (together with the undated stock powers delivered by the Pledgor(s) to the Pledgee) shall be returned to the Pledgor(s) upon full payment, satisfaction and termination of all of the Guaranty Obligations.

12.           Expenses of the Pledgee.  All expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor(s) for failure to pay the Guaranty Obligations or as additional amounts owing by the Pledgor(s) to cover the Pledgee’s costs of acting against the Collateral, shall be deemed a Guaranty Obligation of the Pledgor(s) for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

13.           General Provisions.

                      (a)           All capitalized terms used in this Pledge Agreement and not defined herein shall have the respective meanings assigned to them in the Note.

                      (b)           The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.
                      (c)           All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

(i)           if to the Pledgee, at:

Manufacturers and Traders Trust Company
401 Broad Hollow Road
Melville, New York 11747
Attention:                      Tamra Postiglione
Relationship Manager – Emerging Vision, Inc.
Telecopy:                      (631)   501-4131

With a copy to:

Manufacturers and Traders Trust Company
One M&T Plaza
Buffalo, New York 14240
Attention:                                Office of General Counsel

(ii)           if to any Pledgor, at:

OG Acquisition, Inc.
100 Quentin Roosevelt Boulevard, Suite 508
Garden City, New York  11530
Attention:                      Christopher G. Payan, CEO
Telecopy:                      (516) 390-2110

With a copy to:

OG Acquisition, Inc.
100 Quentin Roosevelt Boulevard, Suite 508
Garden City, New York  11530
Attention:                      General Counsel
Telecopy:                      (516) 465-6920

(iii)           As to each party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 13(d).

           (d)           No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement.  The representations, covenants and agreements of the Pledgor(s) herein contained shall survive the date hereof.  Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns except that no Pledgor may assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Pledgee.

SECTION 14.  APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS.  EACH PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PLEDGOR AGREES (i) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (ii) NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM CONSTITUTES A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE RULES OF CIVIL PROCEDURE. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.  EACH PLEDGOR AND THE PLEDGEE EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 15.  Several Agreements.  This Agreement shall constitute the several obligations and agreements of each Pledgor and may be amended, restated, supplemented or otherwise modified from time to time with respect to any Pledgor without the consent or approval of any other Pledgor, and no such amendment, restatement, supplement or modification shall be deemed to amend, restate, supplement or modify the obligations of any other Pledgor hereunder.

SECTION 16.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 17.                                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

PLEDGOR(S):

OG ACQUISITION, INC.

By:/s/Christopher G. Payan
Name: Christopher G. Payan
Title:    CEO

PLEDGEE:
MANUFACTURERS AND TRADERS TRUST
COMPANY

By: /s/Tamra Postiglione
Name:                      Tamra Postiglione
Title:                      Vice President

SCHEDULE A

Pledgor:	Class:	No. of Shares:	Stock Cert. No.	% of issued and outstanding shares
OG Acquisition, Inc.	Common	5120		100%
OG Acquisition, Inc.	Class A Special Shares	2,000,000		100%